UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2015

Appliance Recycling Centers of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN	55426-4517
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 930-9000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On May 18, 2015, the Board of Directors of Appliance Recycling Centers of America, Inc. (the “Company”) removed Mark Eisenschenk from the positions of President and Chief Executive Officer of the Company.

(c)
On May 18, 2015, the Company named Edward R. (Jack) Cameron, age 74, to the positions of President and Chief Executive Officer. Mr. Cameron is the founder and served as President of the Company from its inception in 1976 through August 2014, and as Chief Executive Officer from 1996 to August 2014. He has been a director and Chairman of the Board of the Company since 1989, and prior to 1989 he was a director of a predecessor of the Company. Prior to founding the Company, Mr. Cameron served as a district product manager and an account manager for Burroughs Corporation (a predecessor of Unisys Corporation) and served in executive positions for several small businesses. Mr. Cameron has a Bachelor of Science degree in business administration from Montana State University

A description of Mr. Cameron’s compensation arrangements is set forth in the Company’s definitive proxy statement on Schedule 14A, filed on April 14, 2015 (File No. 0-19621), relating to the Company’s 2015 Annual Meeting of Shareholders, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Cameron and any other person pursuant to which he was elected as an officer of the Company. There are no transactions in which Mr. Cameron has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The press release issued by the Company announcing Mr. Eisenschenk’s dismissal and Mr. Cameron’s appointment to the positions of President and Chief Executive Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(d)	On May 18, 2015, the Company’s Board of Directors appointed the following directors to serve on the committees of the Board:

Audit Committee: Richard D. Butler, Dennis (De) Gao and Tony Isaac (Chairman).
Compensation and Benefits Committee: Mr. Butler (Chairman), Mr. Gao and Mr. Isaac.
Nominating and Corporate Governance Committee: Mr. Butler, Mr. Gao (Chairman) and Mr. Isaac.

(e)
On May 18, 2015, the Board authorized the Company to enter into indemnification agreements with each of its directors and executive officers (the “Indemnification Agreements”). The Indemnification Agreements provide rights that supplement those provided under the Minnesota Business Corporation Act and in the Company’s Bylaws. The Indemnification Agreements provide for the indemnification of the director or officer for certain reasonable expenses and liabilities incurred in connection with any action, suit, or proceeding to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee or agent of the Company, by reason of any action or inaction by them while serving as an officer, director, employee or agent or by reason of the fact that they were serving at the Company’s request as a director, officer, employee or agent of another entity. Under the Indemnification Agreements, indemnification will only be provided in situations where the indemnified parties acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the Company’s best interest, and, with respect to any criminal action or proceeding, in situations where they had no reasonable cause to believe the conduct was unlawful. The Company believes that these Indemnification Agreements are necessary to attract and retain qualified persons to serve as directors and officers.

The Indemnification Agreements are substantially in the form of the Form of Indemnification Agreement, filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 18, 2015, the Company held its 2015 Annual Meeting of Shareholders, at which the shareholders voted on the following proposals:

Proposal 1:	The shareholders elected the Company’s five nominees for director to serve for a term of one-year expiring at the 2016 Annual Meeting of Shareholders.

Proposal 2:	The shareholders ratified the Audit Committee’s appointment of Baker Tilly Virchow Krause, LLP to serve as the Company’s independent registered accounting firm for the fiscal year ending January 2,
2016.

The table below summarizes the voting results:

	Votes For	Votes Withheld	Broker Non-Votes
1. Election of Directors:
Edward R. Cameron	2,112,392	283,294	1,850,439
Richard D. Butler	2,188,287	207,399	1,850,439
Brian T. Conners	2,210,251	185,435	1,850,439
Dennis (De) Gao	2,174,730	220,956	1,850,439
Tony Isaac	2,210,256	185,430	1,850,439

	Votes For	Votes Against	Votes Abstaining
2. Ratification of Appointment of Baker Tilly Virchow Krause, LLP	4,151,246	74,059	20,820

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description of Document
10.1	Form of Indemnification Agreement between the Company and each of its executive officers and directors
99.1	Press Release issued by the Company dated May 20, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.
Date: May 22, 2015	By:	/s/ Edward R. (Jack) Cameron
Edward R. (Jack) Cameron
Chief Executive Officer

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